                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-85654

         PROSPECTUS SUPPLEMENT NO. 1 TO PROSPECTUS DATED JUNE 21, 2002
                                       OF
                              CALPINE CORPORATION
                                  RELATING TO
                       RESALES BY SELLING SECURITYHOLDERS
                                       OF
                          4% CONVERTIBLE SENIOR NOTES
    AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SENIOR NOTES

     This Prospectus Supplement supplements the Prospectus dated June 21, 2002. This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement. The information in the table appearing in the Prospectus under the caption "Selling Holders" is superceded by the information in the following table:

                                                                                             SHARES OF
                                     AGGREGATE                                                 COMMON
                                     PRINCIPAL            SHARES OF         SHARES OF    STOCK BENEFICIALLY
                                  AMOUNT OF NOTES           COMMON           COMMON            OWNED
                                   BENEFICIALLY             STOCK             STOCK       AFTER COMPLETION
        SELLING HOLDERS          OWNED AND OFFERED    BENEFICIALLY OWNED     OFFERED      OF THE OFFERING
        ---------------          -----------------    ------------------    ---------    ------------------
AFTRA Health Fund(1)...........         285,000             126,171            15,771          110,400
Allegheny Technologies Inc.
  Pension Plan(2)..............         500,000              27,670            27,670                0
Allstate Insurance Company.....       2,100,000             364,314           116,214          248,100
Allstate Life Insurance
  Company......................       1,250,000             317,275            69,175          248,100
Amaranth LLC...................      72,050,000           3,987,268         3,987,268                0
Argent Classic Convertible
  Arbitrage Fund L.P. .........       3,900,000             215,827           215,827                0
Argent Classic Convertible
  Arbitrage Fund (Bermuda)
  Ltd. ........................       5,000,000             276,701           276,701                0
Argent LowLev Convertible
  Arbitrage Fund LLC...........         500,000              27,670            27,670                0
Argent LowLev Convertible
  Arbitrage Fund Ltd. .........      10,000,000             553,403           553,403                0
Banc of America Securities
  LLC..........................      11,500,000             636,413           636,413                0
Banco Inversion S.A. ..........          55,000               3,043             3,043                0
Bank Austria Cayman Islands,
  LTD..........................       7,000,000             387,382           387,382                0
Bank of America Pension Plan...       2,000,000             110,680           110,680                0
Barclays Global Investors
  LTD..........................       1,500,000              83,010            83,010                0
Brandywine Asset Management
  LLC..........................       3,945,000             218,317           218,317                0
BTES-Convertible Arb...........       1,700,000              94,078            94,078                0
BTPO Growth Vs Value...........       6,800,000             376,314           376,314                0
California Public Employees'
  Retirement System............     110,000,000           8,350,253         6,087,433        2,262,820
Canyon Capital Arbitrage Master
  Fund, LTD....................       6,000,000             332,041           332,041                0
Canyon Mac 18, LTD. (RMF)......       1,400,000              77,476            77,476                0
Canyon Value Realization Fund,
  L.P. ........................       4,400,000             243,497           243,497                0
Canyon Value Realization Fund
  (Cayman), LTD................       8,200,000             453,790           453,790                0
Castle Convertible Fund,
  Inc. ........................         750,000              58,770            41,505           17,265

                                                                                             SHARES OF
                                     AGGREGATE                                                 COMMON
                                     PRINCIPAL            SHARES OF         SHARES OF    STOCK BENEFICIALLY
                                  AMOUNT OF NOTES           COMMON           COMMON            OWNED
                                   BENEFICIALLY             STOCK             STOCK       AFTER COMPLETION
        SELLING HOLDERS          OWNED AND OFFERED    BENEFICIALLY OWNED     OFFERED      OF THE OFFERING
        ---------------          -----------------    ------------------    ---------    ------------------
CitiCorp Life Insurance
  Company......................          19,000               1,051             1,051                0
City of Shreveport Post
  Employees Retirement
  System(1)....................         245,000              13,558            13,558                0
City of Stamford Police Pension
  Fund(2)......................         160,000               8,854             8,854                0
Commerzbank AG.................      18,250,000           1,076,055         1,009,960           66,095
Conseco Fund Group --
  Convertible Securities
  Fund.........................         500,000              27,670            27,670                0
Conseco Fund Group Multi-Bucket
  Annuity Convertible Bond
  Fund.........................       1,250,000              69,175            69,175                0
Corporate High Yield Fund,
  Inc. ........................          25,000               1,383             1,383                0
Corporate High Yield Fund II,
  Inc. ........................          15,000                 830               830                0
Corporate High Yield Fund III,
  Inc. ........................         100,000               5,534             5,534                0
Corporate High Yield Fund IV,
  Inc. ........................          60,000               3,320             3,320                0
Corporate High Yield Fund V,
  Inc. ........................          85,000               4,703             4,703                0
Credit Suisse First Boston
  Corp. .......................       6,501,000             359,767           359,767                0
CRT Capital Group LLC..........      15,010,000             830,657           830,657                0
Deutsche Bank AG New York......         730,000              40,398            40,398                0
Deutsche Bank Securities
  Inc. ........................      84,704,000           4,687,544         4,687,544                0
ERSTE BANK der
  pesterreichischen Sparkassen
  AG...........................         200,000              11,068            11,068                0
Fidelity Investments Life
  Insurance Company............         125,000               6,917             6,917                0
GCBS U.S. High Yield
  Portfolio....................         105,000               5,810             5,810                0
General Motors Welfare Benefit
  Trust........................       2,000,000             110,680           110,680                0
Global Bermuda Limited
  Partnership..................       1,400,000              77,476            77,476                0
Goldman Sachs and Company......      21,554,000           1,192,804         1,192,804                0
Hartford Life Insurance
  Company......................         100,000               5,534             5,534                0
The Hartford High Yield Fund...         665,000              36,801            36,801                0
The Hartford High Yield HLS
  Fund.........................         735,000              40,675            40,675                0
HBK Master Fund L.P. ..........      68,250,000           3,776,975         3,776,975                0
Investors Group Trust Co. Ltd.,
  As Trustee for Investors
  Canadian Large Cap Value
  Fund.........................      10,000,000           5,633,878           553,403        5,080,475
JMG Capital Partners, LP.......       3,250,000             533,275           179,855          353,420
JMG Convertible Investments,
  LP...........................       8,750,000             724,047           484,227          239,820
JMG Triton Offshore Fund,
  Ltd. ........................      34,500,000           2,474,530         1,909,240          565,290
Julius Baer Securities.........       6,248,000             872,855           345,766          527,089
KBC Financial Products (Cayman
  Island) Limited..............      56,180,000           3,109,018         3,109,018                0

                                                                                             SHARES OF
                                     AGGREGATE                                                 COMMON
                                     PRINCIPAL            SHARES OF         SHARES OF    STOCK BENEFICIALLY
                                  AMOUNT OF NOTES           COMMON           COMMON            OWNED
                                   BENEFICIALLY             STOCK             STOCK       AFTER COMPLETION
        SELLING HOLDERS          OWNED AND OFFERED    BENEFICIALLY OWNED     OFFERED      OF THE OFFERING
        ---------------          -----------------    ------------------    ---------    ------------------
Koch Industries Inc. Master
  Pension Trust................         550,000              30,437            30,437                0
Lakeshore International, LTD...       5,600,000             309,905           309,905                0
LB Series Fund Inc., High Yield
  Portfolio....................       4,800,000             265,633           265,633                0
LDG Limited(3).................         250,000              13,835            13,835                0
Lincoln National Convertible
  Securities Fund..............       1,000,000              55,340            55,340                0
Lockheed Martin Master
  Retirement Trust.............         360,000              19,922            19,922                0
Lutheran Brotherhood...........       3,000,000             381,920           166,020          215,900
Lutheran Brotherhood High Yield
  Fund.........................       3,200,000             177,088           177,088                0
Lyxor Master Fund ref:
Argent/LowLev CB...............       2,500,000             138,350           138,350                0
Lyxor Master Fund ref HW.......       1,200,000              66,408            66,408                0
Mainstay Convertible Fund(1)...       3,650,000             201,992           201,992                0
Mainstay VP Convertible
  Portfolio(1).................       1,230,000              68,068            68,068                0
Managed Assets Trust...........         200,000              11,068            11,068                0
McMahan Securities Co. L.P. ...         135,000               7,470             7,470                0
Merced Partners Limited
  Partnership..................       3,000,000             166,020           166,020                0
Mid-State Surety Company.......          40,000               2,213             2,213                0
Merrill Lynch Bond Fund, Inc.
  High Income Portfolio........       2,300,000             127,282           127,282                0
Merrill Lynch Equity
  Convertible Series Global
  Allocation Portfolio.........       2,450,000             339,883           135,583          204,300
Merrill Lynch Global Allocation
  Fund, Inc. ..................      20,180,000           2,716,767         1,116,767        1,600,000
Merrill Lynch Master US High
  Yield Fund, Inc. ............         175,000               9,684             9,684                0
Merrill Lynch Variable Series
  Funds, Inc. Global Allocation
  Focus Fund...................       1,330,000             175,502            73,602          101,900
Merrill Lynch Series Fund, Inc.
  Global Allocation Strategy
  Portfolio....................         540,000              69,583            29,883           39,700
Merrill Lynch Variable Series
  Fund, Inc., High Current
  Income.......................         135,000               7,470             7,470                0
Morgan Stanley and Co.,
  Inc. ........................       2,000,000             110,680           110,680                0
National Benefit Life Insurance
  Company......................          11,000                 608               608                0
New York Life Insurance
  Company(1)...................       5,770,000             319,313           319,313                0
New York Separate Account
  #7(1)........................         490,000              27,116            27,116                0

                                                                                             SHARES OF
                                     AGGREGATE                                                 COMMON
                                     PRINCIPAL            SHARES OF         SHARES OF    STOCK BENEFICIALLY
                                  AMOUNT OF NOTES           COMMON           COMMON            OWNED
                                   BENEFICIALLY             STOCK             STOCK       AFTER COMPLETION
        SELLING HOLDERS          OWNED AND OFFERED    BENEFICIALLY OWNED     OFFERED      OF THE OFFERING
        ---------------          -----------------    ------------------    ---------    ------------------
Oakwood Healthcare Inc.
  (Pension)....................         100,000               5,534             5,534                0
Onyx Fund Holdings, LDC........      20,000,000           1,106,806         1,106,806                0
Oppenheimer Capital Income
  Fund.........................      27,500,000           1,521,858         1,521,858                0
Pacific Life Insurance Co. ....       2,000,000             110,680           110,680                0
Peoples Benefit Life Insurance
  Company -- Teamsters.........       9,600,000             531,266           531,266                0
Performa Institutional
  Fund -- US Dollar Convertible
  Bond.........................          70,000               3,873             3,873                0
Primerica Life Insurance
  Company......................         455,000              25,179            25,179                0
Prudential Trust Company
  Collective Employee Benefit
  Trust, Institutional High
  Yield Fund...................         875,000              48,422            48,422                0
Ramius Capital Group...........       1,500,000              83,010            83,010                0
Ram Trading, LTD...............      11,000,000             608,743           608,743                0
RCG Halifax Master Fund, LTD...       1,000,000              55,340            55,340                0
RCG Latitude Master Fund, LTD..       3,000,000             166,020           166,020                0
RCG Multi Strategy, LP.........       3,500,000             193,691           193,691                0
Reich & Tang Asset Management..         250,000              13,835            13,835                0
Retail Clerks Pension Trust....       2,500,000             138,350           138,350                0
Sagamore Hill Hub Fund LTD.....      31,000,000           1,715,549         1,715,549                0
St. Albans Partners LTD........      18,000,000             996,125           996,125                0
Sunrise Partners LLC...........      22,100,000           1,223,020         1,223,020                0
Susquehanna Capital Group......      15,000,000             830,104           830,104                0
Tamarack International, Ltd....       3,000,000             166,020           166,020                0
The Travelers Indemnity
  Company......................       1,092,000              60,431            60,431                0
The Travelers Insurance
  Company -- Life..............         826,000              45,711            45,711                0
The Travelers Insurance
  Company -- Separate Account
  TLAC.........................          42,000               2,324             2,324                0
The Travelers Life and Annuity
  Company......................          55,000               3,043             3,043                0
Travelers Series Trust
  Convertible Bond Portfolio...         300,000              16,602            16,602                0
T. Rowe Price Corporate Income
  Fund, Inc. ..................         190,000              10,514            10,514                0
T. Rowe Price Life Plan Income
  Fund.........................         400,000              22,136            22,136                0
T. Rowe Price New Income Fund,
  Inc. ........................         775,000              42,888            42,888                0
TQA Master Fund Ltd............       5,500,000             304,371           304,371                0
TQA Master Plus Fund Ltd. .....       2,750,000             152,185           152,185                0
Tribeca Investments, LLC.......      25,000,000           1,383,507         1,383,507                0
UBS AG London Branch...........      79,000,000           4,371,883         4,371,883                0
Von Ernst Global Portfolio --
  Convertible Bond.............         750,000              41,505            41,505                0

                                                                                             SHARES OF
                                     AGGREGATE                                                 COMMON
                                     PRINCIPAL            SHARES OF         SHARES OF    STOCK BENEFICIALLY
                                  AMOUNT OF NOTES           COMMON           COMMON            OWNED
                                   BENEFICIALLY             STOCK             STOCK       AFTER COMPLETION
        SELLING HOLDERS          OWNED AND OFFERED    BENEFICIALLY OWNED     OFFERED      OF THE OFFERING
        ---------------          -----------------    ------------------    ---------    ------------------
Wachovia Bank National
  Association..................      50,393,000           2,788,763         2,788,763                0
Wachovia Securities
  International LTD............      18,000,000             996,125           996,125                0
Whitebox Convertible Arbitrage
  Partners LP..................       8,000,000             442,722           442,722                0
Yield Strategies Fund I,
  L.P..........................       6,000,000             332,041           332,041                0
Yield Strategies Fund II,
  L.P..........................       5,900,000             326,507           326,507                0
Zurich Institutional Benchmark
  Master Fund Ltd. ............         900,000              49,806            49,806                0
Zurich Institutional Benchmarks
  Master Fund, LTD c/o TQA
  Investors, LLC...............         500,000              27,670            27,670                0

---------------
(1) Mackay Shields shares investment power with respect to these securities.

(2) GEM Capital Management, Inc. shares investment power with respect to these securities.

(3) TQA Investors LLC shares voting power, and has sole investment power with respect to these securities.

     To our knowledge, other than their ownership of the securities described in the above table, none of the selling holders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, except that Deutsche Bank Securities Inc. acted as the initial purchaser of the notes and acts as an adviser to us from time to time with respect to other matters. Deutsche Bank Securities Inc. purchased the Senior Notes listed in this table for its own account and not for purposes of distribution.
                            ------------------------

                    Prospectus Supplement dated July 3, 2002